CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment #18 to the Registration Statement on Form N-1A of Tidal ETF Trust and to the use of our report dated January 24, 2020 on the financial statements and financial highlights of Aware Ultra-Short Duration Enhanced Income ETF, a series of Tidal ETF Trust. Such financial statements and financial highlights appear in the 2019 Annual Report to Shareholders, which is incorporated by reference into the Statement of Additional Information.

/s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
March 27, 2020